Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

AND DECLARES DIVIDEND OF $0.11 PER SHARE

ARLINGTON, VA – May 4, 2010 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended March 31, 2010. MCG will host an investment community conference call today, May 4, 2010 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•	Distributable net operating income, or DNOI, for the quarter ended March 31, 2010 was $9.7 million, or $0.13 per share.

•	Net operating income for the quarter ended March 31, 2010 was $8.4 million, or $0.11 per share.

•	Net income for the quarter ended March 31, 2010 was $6.0 million, or $0.08 per share.

•	Net investment loss for the quarter ended March 31, 2010 was $2.4 million, which represented 0.2% of the most recently reported fair value of MCG’s investment portfolio.

•	Net asset value as of March 31, 2010 was $8.16 per common share as compared to $8.06 at December 31, 2009.

•

MCG made $40.7 million of advances and originations, including $29.0 million in debt investments to three new portfolio companies and, subsequent to the quarter ended March 31, 2010, originated a $10.0 million debt investment in one new portfolio company.

•

Since beginning its monetization initiatives in July 2008, MCG has completed or announced a total of $335.7 million in investment monetizations, $324.1 million which were completed at 100.3% of their most recently reported fair value and one which was completed at 42.3% of its most recently reported fair value.

•	MCG repurchased $8.0 million of its outstanding debt securities which will result in a $3.6 million gain on extinguishment of debt in the second quarter of 2010.

•

MCG’s ratio of total assets to total borrowings and other senior securities was 222% as of March 31, 2010. As of April 29, 2010, the asset coverage ratio increased to 224%, which includes the impact of the dividend distribution declared on that day. MCG also had $56.3 million of unrestricted cash as of April 29, 2010 and $93.7 million of cash in securitization and restricted accounts, which may be deployed for suitable new investment opportunities and distributions of dividends.

DIVIDEND DECLARATION

MCG also announced today that its board of directors has declared a dividend of $0.11 per share. The dividend is payable as follows:

Record date: June 2, 2010

Payable date: July 2, 2010

MCG Capital Corporation

May 4, 2010

OVERVIEW

Today, MCG reported first quarter 2010 net income of $6.0 million, or $0.08 per basic and diluted share, which represented a $56.9 million, or $0.76 per share, improvement over the net loss of $50.9 million, or $0.68 per share, reported for the comparable period in 2009. This improvement was attributable primarily to a $66.0 million reduction in the net investment loss recognized on the fair value of MCG’s investment portfolio partially offset by a $3.5 million, or 29.3%, decrease in net operating income and a $5.3 million decrease from the gain on extinguishment of debt reported in the comparable period in 2009.

MCG’s revenue for the first quarter of 2010 was $21.7 million, which represented a 21.8% decrease from the comparable period in 2009. MCG’s reported DNOI of $9.7 million, or $0.13 per share, was down from $13.5 million, or $0.18 per share, from the comparable period in 2009. Net operating income during the first quarter of 2010 decreased 29.3% to $8.4 million from the comparable period in 2009. The decreases in MCG’s revenues and DNOI resulted primarily from a reduction in its average investment portfolio balance stemming from the Company’s monetization activities, a 98 basis point decrease in average LIBOR and changes in the composition and average balance of loans on non-accrual status.

“We are excited about being back in the origination business after a long hiatus,” said Steven F. Tunney, President and CEO. “Together with the announcement of our dividend of $0.11, this marks two significant new milestones for MCG as we demonstrate our continued progress in building value for our shareholders. As our origination pace increases, we expect to grow our net operating income which will support future increases in our level of distributions to our stockholders.”

During the quarter ended March 31, 2010, MCG successfully completed $26.0 million in monetizations, which were completed at 103.2% of their most recently reported fair values. MCG will strive to continue monetizing certain assets opportunistically over the course of the next several quarters with a focus on monetizing lower yielding equity investments. However, the timing of such monetizations depends largely upon future market conditions. The Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

DIRECTION FOR 2010

As the Company moves into 2010, it is continuing its origination and monetization activities. For the foreseeable future, MCG expects to generally limit its investing activities to debt instruments and does not intend to make significant investments in control companies beyond those currently in its portfolio. Since reinstating its investment origination activities, MCG has closed on four new deals totaling $39.0 million through April 29, 2010, and expects the pace of originations to increase as the year progresses. MCG has capacity to originate new investments without the need to access new debt and equity capital. As of April 29, 2010, the Company had $146.6 million available in cash and cash equivalents; cash, securitization; and cash, restricted accounts to fund new investments. In addition to this cash on hand as of April 29, 2010, the Company has the ability to borrow up to $50 million under its Series 2006-1 Class A-2 Notes and subject to the SBA’s approval, Solutions Capital I, L.P. may also borrow up to an additional $26.3 million to originate investments based on its current funded capital.

On April 29, 2010, MCG reinstated its dividend distributions by declaring a distribution of $0.11 per common share payable on July 2, 2010 to shareholders of record on June 2, 2010. To help provide sustainable stockholder value, the Company expects to make future distributions to stockholders based upon a quarterly assessment of the statutorily required level of distributions, gains and losses recognized for tax purposes, portfolio transactional events, liquidity, cash earnings, and asset coverage ratio.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2010, MCG’s cash and cash equivalents totaled $54.6 million and it had $534.9 million of borrowings (the majority of which was composed of $458.7 million of collateralized non-recourse borrowings). During the three months ended March 31, 2010, MCG repaid $23.0 million of outstanding borrowings. As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio increased to 222% as of March 31, 2010. The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $103.6 million as of March 31, 2010. By April 29, 2010, cash and cash equivalents totaled $56.3 million and the asset coverage ratio increased to 224%, which includes the impact of the dividend distribution declared on April 29, 2010. As of March 31, 2010 MCG had $28.3 million of funded borrowing capacity, subject to Small Business Administration approval, available in its SBIC subsidiary that effectively is exempt from the statutory asset coverage ratio requirements. In addition, MCG has $50.0 million in available incremental capacity under its 2006-1 facility subject to facility requirements.

MCG Capital Corporation

May 4, 2010

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $991.0 million as of March 31, 2010, as compared to $986.3 million as of December 31, 2009. During the first quarter of 2010, MCG made $40.7 million of advances, including $29.0 million in originations to new portfolio companies, $6.5 million of advances to existing portfolio companies under revolving and line of credit facilities and $5.2 million of paid-in-kind, or PIK, advances. The originations of $29.0 million were composed of senior debt in three new portfolio companies. Gross payments, reductions and sales of securities during the first quarter of 2010 of $33.4 million were composed of $32.6 million of senior debt, $0.7 million of secured subordinated debt, and $0.1 million of common equity.

During the three months ended March 31, 2010, MCG reported net investment losses before income tax provision of $2.4 million, which are detailed below:

(in thousands)		Three months ended March 31, 2010
Portfolio Company	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation	Net (Loss)/ Gain
Jet Plastica Investors, LLC	Plastic Products	Control	$—	$(7,601)	$—	$(7,601)
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	(1,786)	—	(1,786)
Superior Industries Investors, LLC	Sporting Goods	Control	—	(1,662)	—	(1,662)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(1,119)	—	(1,119)
Avenue Broadband LLC	Cable	Control	—	4,506	—	4,506
Jenzabar, Inc.	Technology	Non-affiliate	—	2,113	—	2,113
Orbitel Holdings, LLC	Cable	Control	—	1,066	—	1,066
WebMediaBrands Inc.	Information Services	Non-affiliate	(1,981)	—	1,984	3
Other			(286)	2,113	289	2,116

Total			$(2,267)	$(2,370)	$2,273	$(2,364)

During the quarter ended March 31, 2010, the Company sold its common stock in WebMediaBrands Inc. for approximately the fair value of this investment reported as of December 31, 2009. The remaining unrealized depreciation shown in the above table resulted predominantly from the performance of certain of the portfolio companies, and, to a lesser extent, the multiples that MCG used to estimate the fair value of the investments.

Conference Call (Live Call)	Date and time	Thursday, May 4, 2010 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international
	Webcast	http://investor.mcgcapital.com

Replay (Available through May 18, 2010)	Call Replay (Conference ID for replay is #72231345)	(800) 642-1687 domestic (706) 645-9291 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation

May 4, 2010

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2010	December 31, 2009
	(unaudited)

Assets

Cash and cash equivalents	$54,563	$54,187

Cash, securitization accounts	94,605	109,141

Cash, restricted	9,038	21,232

Investments at fair value
Non-affiliate investments (cost of $574,631 and $560,347, respectively)	550,988	531,974
Affiliate investments (cost of $25,959 and $38,845, respectively)	32,702	44,388
Control investments (cost of $559,204 and $555,732, respectively)	407,342	409,984

Total investments (cost of $1,159,794 and $1,154,924, respectively)	991,032	986,346

Interest receivable	7,638	6,025

Other assets	14,509	14,218

Total assets	$1,171,385	$1,191,149

Liabilities

Borrowings (maturing within one year of $608 and $13,327, respectively)	$534,892	$557,848

Interest payable	3,410	2,736

Other liabilities	10,186	14,882

Total liabilities	548,488	575,466

Stockholders’ equity

Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—

Common stock, par value $0.01, authorized 200,000 shares on March 31, 2010 and December 31, 2009, 76,338 issued and outstanding on March 31, 2010 and 76,394 issued and outstanding on December 31, 2009	763	764

Paid-in capital	1,006,337	1,005,085

Distributions in excess of earnings
Paid-in capital	(162,783)	(162,783)
Other	(51,006)	(57,066)

Net unrealized depreciation on investments	(170,414)	(170,317)

Total stockholders’ equity	622,897	615,683

Total liabilities and stockholders’ equity	$1,171,385	$1,191,149

Net asset value per common share at end of period	$8.16	$8.06

MCG Capital Corporation

May 4, 2010

MCG Capital Corporation

Consolidated Statements of Operations

	Three months ended March 31,
(in thousands, except per share amounts)	2010	2009
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$14,846	$15,667
Affiliate investments (5% to 25% owned)	982	1,141
Control investments (more than 25% owned)	5,783	9,789

Total interest and dividend income	21,611	26,597

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	22	725
Control investments (more than 25% owned)	113	484

Total advisory fees and other income	135	1,209

Total revenue	21,746	27,806

Operating expenses
Interest expense	4,473	6,558
Employee compensation
Salaries and benefits	4,796	3,798
Amortization of employee restricted stock awards	1,227	1,537

Total employee compensation	6,023	5,335
General and administrative expense	2,811	3,975

Total operating expenses	13,307	15,868

Net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax provision (benefit)	8,439	11,938

Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	(2,267)	(65)
Affiliate investments (5% to 25% owned)	—	(1,947)
Control investments (more than 25% owned)	—	16,265

Total net realized (loss) gain on investments	(2,267)	14,253

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	4,730	(19,592)
Affiliate investments (5% to 25% owned)	1,200	1,617
Control investments (more than 25% owned)	(6,114)	(64,256)
Derivative and other fair value adjustments	87	(353)

Total net unrealized depreciation on investments	(97)	(82,584)

Net investment loss before income tax provision (benefit)	(2,364)	(68,331)

(Loss) gain on extinguishment of debt before income tax provision (benefit)	(58)	5,275
Income tax provision (benefit)	62	(172)

Net income (loss)	$5,955	$(50,946)

Earnings (loss) per basic and diluted common share	$0.08	$(0.68)
Cash distributions declared per common share	$—	$—
Weighted-average common shares outstanding—basic and diluted	76,339	74,498

MCG Capital Corporation

May 4, 2010

MCG Capital Corporation

Consolidated Statements of Cash Flows

	Three months ended March 31,
(in thousands)	2010	2009
Cash flows from operating activities
Net income (loss)	$5,955	$(50,946)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Investments in portfolio companies	(35,408)	(45,648)
Principal collections related to investment repayments or sales	33,044	67,102
Increase in interest receivable, accrued payment-in-kind interest and dividends	(6,385)	(2,644)
Amortization of restricted stock awards
Employee	1,227	1,537
Non-employee director	26	60
Decrease in cash—securitization accounts from interest collections	4,001	3,776
Depreciation and amortization	1,101	1,441
Unrealized appreciation on stockholder loans	—	(31)
Decrease in other assets	113	628
Decrease in other liabilities	(3,935)	(2,663)
Net realized loss (gain) on investments	2,267	(14,253)
Net change in unrealized depreciation on investments	97	82,584
Loss (gain) on extinguishment of debt	58	(5,275)

Net cash provided by operating activities	2,161	35,668

Cash flows from financing activities
Payments on borrowings	(23,014)	(25,129)
Proceeds from borrowings	—	25,000
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	10,535	(8,084)
Restricted cash	12,194	(19,122)
Payment of financing costs	(1,500)	(4,152)

Net cash used in financing activities	(1,785)	(31,487)

Net Increase in cash and cash equivalents	376	4,181

Cash and cash equivalents
Beginning balance	54,187	46,149

Ending balance	$54,563	$50,330

Supplemental disclosure of cash flow information
Interest paid	$3,049	$7,094
Income taxes paid	188	99
Payment-in-kind interest collected	405	365
Dividend income collected	—	5,196

MCG Capital Corporation

May 4, 2010

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

(in thousands, except per share amounts)	2009 Q1	2009 Q2	2009 Q3	2009 Q4	2010 Q1
Revenue
Interest and dividend income
Interest income	$24,054	$22,092	$21,050	$21,113	$19,558
Dividend income	1,824	1,702	1,289	1,334	1,329
Loan fee income	719	634	719	776	724

Total interest and dividend income	26,597	24,428	23,058	23,223	21,611
Advisory fees and other income	1,209	310	553	456	135

Total revenue	27,806	24,738	23,611	23,679	21,746

Operating expense
Interest expense	6,558	6,315	5,518	5,053	4,473
Salaries and benefits	3,798	2,911	4,115	4,001	4,796
Amortization of employee restricted stock awards(a)	1,537	1,787	2,279	2,124	1,227
General and administrative(a)	3,975	5,552	3,041	3,082	2,811

Total operating expense	15,868	16,565	14,953	14,260	13,307

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax (benefit) provision	11,938	8,173	8,658	9,419	8,439
Net investment loss before gain (loss) on extinguishment of debt and income tax provision (benefit)	(68,331)	(13,984)	(4,396)	(7,642)	(2,364)
Gain (loss) on extinguishment of debt	5,275	(132)	(118)	—	(58)
Income tax (benefit) provision	(172)	(82)	(39)	212	62

Net (loss) earnings	$(50,946)	$(5,861)	$4,183	$1,565	$5,955

Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax (benefit) provision	$11,938	$8,173	$8,658	$9,419	$8,439
Amortization of employee restricted stock awards(a)	1,537	1,787	2,279	2,124	1,227

DNOI(b)	$13,475	$9,960	$10,937	$11,543	$9,666

DNOI per share-weighted average common shares – basic and diluted(b)	$0.18	$0.13	$0.14	$0.15	$0.13
Per common share statistics
Weighted-average common shares outstanding – basic and diluted	74,498	74,592	75,876	76,267	76,339
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax (benefit) provision per common share – basic and diluted	$0.16	$0.11	$0.11	$0.12	$0.11
(Loss) earnings per common share – basic and diluted	$(0.68)	$(0.08)	$0.06	$0.02	$0.08
Net asset value per common share – period end	$8.02	$7.97	$8.06	$8.06	$8.16
Dividends declared per common share	$—	$—	$—	$—	$—

(a)	Q1 2009, Q2 2009, Q3 2009, Q4 2009 and Q1 2010 include $3, $1, $0, $2 and $0, respectively, of costs associated with MCG’s restructuring expense.
(b)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax (benefit) provision as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expenses of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

MCG Capital Corporation

May 4, 2010

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

(dollars in thousands)	2009 Q1	2009 Q2	2009 Q3	2009 Q4	2010 Q1
Average quarterly loan portfolio - fair value	$815,620	$785,737	$739,909	$728,731	$684,370
Average quarterly total investment portfolio - fair value	1,197,840	1,106,113	1,054,409	1,027,699	986,022
Average quarterly total assets	1,308,567	1,218,843	1,187,179	1,182,402	1,171,779
Average quarterly stockholders’ equity	660,665	607,828	603,029	610,193	616,726
Return on average total assets (trailing 12 months)

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.26%	3.14%	2.97%	3.12%	2.91%
Net (loss) income	(17.08)%	(13.52)%	(8.67)%	(4.17)%	0.49%
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	6.25%	6.08%	5.82%	6.16%	5.69%
Net (loss) income	(32.72)%	(26.21)%	(16.99)%	(8.23)%	0.96%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	1.24%	0.85%	0.41%	0.27%	0.26%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	11.94%	12.01%	11.83%	11.97%	12.37%

	13.18%	12.86%	12.24%	12.24%	12.63%

Impact of fee accelerations of unearned fees on paid/restructured loans	0.06%	0.03%	0.10%	0.14%	0.14%
Impact of non-accrual loans	(0.92)%	(1.29)%	(0.67)%	(0.46)%	(0.75)%

Total yield on average loan portfolio at fair value	12.32%	11.60%	11.67%	11.92%	12.02%

Cost of funds
Average LIBOR	1.24%	0.85%	0.41%	0.27%	0.26%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.19%	2.51%	2.77%	2.65%	2.48%
Impact of amortization of deferred debt issuance costs	0.70%	0.80%	0.59%	0.60%	0.55%

Total cost of funds	4.13%	4.16%	3.77%	3.52%	3.29%

Net portfolio yield margin	6.69%	6.48%	6.51%	6.92%	6.95%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$1,114,992	$1,061,506	$1,037,244	$986,346	$991,032
Total assets	1,255,340	1,203,839	1,194,387	1,191,149	1,171,385
Borrowings	631,245	584,349	568,507	557,848	534,892
Total equity	609,531	605,478	611,967	615,683	622,897
Cash, securitization and restricted accounts	61,902	99,052	89,222	130,373	103,643
Debt to equity	103.56%	96.51%	92.90%	90.61%	85.87%
Debt, net of cash, securitization and restricted accounts to equity	93.41%	80.15%	78.32%	69.43%	69.23%

Other statistics (at period end)
BDC asset coverage ratio	199%	206%	212%	216%	222%
Number of portfolio companies	71	67	65	59	58
Number of employees	70	68	66	64	65
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.82%	6.23%	6.99%	3.74%	4.08%
Cost	14.53%	19.59%	19.64%	10.80%	12.92%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q1 2009, Q2 2009, Q3 2009, Q4 2009 and Q1 2010 was approximately 0.80%, 0.84%, 0.99%, 0.94% and 0.78%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q1 2009, Q2 2009, Q3 2009, Q4 2009 and Q1 2010 was approximately 0.11%, 0.17%, 0.48%, 0.18% and 0.01% respectively.

MCG Capital Corporation

May 4, 2010

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

(dollars in thousands)	2009 Q1	2009 Q2	2009 Q3	2009 Q4	2010 Q1
Investment rating:(a)
IR 1 total investments at fair value(b)	$669,004	$667,117	$599,261	$573,231	$568,918
IR 2 total investments at fair value	179,499	151,933	135,988	125,222	151,526
IR 3 total investments at fair value	232,714	223,080	281,638	271,447	256,380
IR 4 total investments at fair value	19,257	16,313	11,125	3,394	3,188
IR 5 total investments at fair value	14,518	3,063	9,232	13,052	11,020

IR 1 percentage of total portfolio	60.0%	62.9%	57.8%	58.1%	57.4%
IR 2 percentage of total portfolio	16.1%	14.3%	13.1%	12.7%	15.3%
IR 3 percentage of total portfolio	20.9%	21.0%	27.1%	27.5%	25.9%
IR 4 percentage of total portfolio	1.7%	1.5%	1.1%	0.4%	0.3%
IR 5 percentage of total portfolio	1.3%	0.3%	0.9%	1.3%	1.1%

Originations and advances by security type:
Senior secured debt	$41,778	$3,658	$4,132	$1,468	$32,813
Subordinated debt—Secured	4,076	4,127	2,852	4,956	6,387
Subordinated debt—Unsecured	127	130	3,509	134	132
Preferred equity	6,825	2,102	1,287	1,479	1,331
Common/common equivalents equity	—	—	—	—	—

Total	$52,806	$10,017	$11,780	$8,037	$40,663

Exits and repayments by security type:
Senior secured debt	$7,777	$28,888	$13,924	$38,508	$32,649
Subordinated debt—Secured	22,171	11,263	1,128	11,803	667
Subordinated debt—Unsecured	—	—	—	—	—
Preferred equity	42,289	9,660	15,240	70	—
Common/common equivalents equity	426	—	2,556	1,500	133

Total	$72,663	$49,811	$32,848	$51,881	$33,449

Exits and repayments by transaction type:
Scheduled principal amortization	$8,083	$7,728	$14,365	$7,537	$7,092
Loan sales	—	—	—	—	—
Principal prepayments	21,500	31,603	308	42,124	25,819
Payment of payment-in-kind interest and dividends	5,562	793	3,553	720	405
Sale of equity investments	37,518	9,687	14,622	1,500	133

Total	$72,663	$49,811	$32,848	$51,881	$33,449

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

At March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, approximately, $317; $317; $244; $219 and $207, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also holds equity.

MCG Capital Corporation

May 4, 2010

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

(dollars in thousands)	2009 Q1	2009 Q2	2009 Q3	2009 Q4	2010 Q1
Composition of investments at period end, fair value
Senior secured debt	$456,377	$428,576	$416,302	$379,457	$379,600
Subordinated debt
Secured	303,490	283,471	292,144	275,398	272,713
Unsecured	27,823	27,961	30,476	30,618	30,760

Total debt investments	787,690	740,008	738,922	685,473	683,073

Preferred equity	277,893	270,899	252,604	257,984	261,931
Common/common equivalents equity	49,409	50,599	45,718	42,889	46,028

Total equity investments	327,302	321,498	298,322	300,873	307,959

Total investments	$1,114,992	$1,061,506	$1,037,244	$986,346	$991,032

Percentage of investments at period end, fair value
Senior secured debt	40.9%	40.4%	40.1%	38.5%	38.3%
Subordinated debt
Secured	27.2%	26.7%	28.2%	27.9%	27.5%
Unsecured	2.5%	2.6%	2.9%	3.1%	3.1%

Total debt investments	70.6%	69.7%	71.2%	69.5%	68.9%

Preferred equity	24.9%	25.5%	24.4%	26.2%	26.4%
Common/common equivalents equity	4.5%	4.8%	4.4%	4.3%	4.7%

Total equity investments	29.4%	30.3%	28.8%	30.5%	31.1%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax (benefit) provision, as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expense of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income that generally are not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

May 4, 2010

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the cause of unrealized losses; the amount, timing and price (relative to fair value) of asset monetizations; the performance of MCG’s current and former portfolio companies; the ability to increase operating income from new investments and to support the future growth of distributions to stockholders; the Company’s plans to opportunistically monetize assets over the course of the next several quarters; the Company’s progress in building value for its shareholders; the expectation regarding limits on future investing activities to debt investments; the Company’s intentions to curtail investments in control companies beyond those that are currently in the Company’s portfolio; the pacing of MCG’s origination activity; the Company’s need to access debt and equity capital in order to originate new investments; MCG’s underwriting process relative to macro economic conditions; the Company’s decision to make dividend distributions based on statutorily required levels of distribution, gains and losses recognized for tax purposes, portfolio transactional events, liquidity, cash earnings and its asset coverage ratio; the Company’s ability to access its SBIC facility and to exclude debt from its BDC asset coverage ratio; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.